Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D amendment, dated August 26, 2025, relating to the Class A common stock, par value $0.0001 per share of GeneDx Holdings Corp. shall be filed on behalf of the undersigned.

CMLS Holdings LLC

By Eli Casdin
Eli Casdin, Manager
August 26, 2025
C-LSH LLC

By Eli Casdin
Eli Casdin, Managing Member
August 26, 2025
M-LSH LLC

By Keith A. Meister
Keith A. Meister, Managing Member
August 26, 2025

Casdin Capital, LLC

By Eli Casdin
Eli Casdin, Managing Member
August 26, 2025

Casdin Partners Master Fund, L.P.

By Eli Casdin
Eli Casdin, Managing Member of its General Partner
August 26, 2025

Casdin Partners GP, LLC

By Eli Casdin
Eli Casdin, Managing Member
August 26, 2025

Eli Casdin

By Eli Casdin
Eli Casdin
August 26, 2025

Keith A. Meister

By Keith A. Meister
Keith A. Meister
August 26, 2025

Corvex Management LP

By Keith Meister
Keith Meister, Managing Partner
August 26, 2025